WILSHIRE MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

WILSHIRE MUTUAL FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with procedures established in the Corporation’s Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated August 24, 2007, duly classifies eighty million (80,000,000) shares of the authorized common stock of the Corporation into the following new portfolio and classes, designated as follows:

Former Classification	New Classification	Authorized Shares Allocated
Unclassified	130/30 Equity Core Fund-Investment Class	40,000,000
Unclassified	130/30 Equity Core Fund-Institutional Class	40,000,000

SECOND: The shares of the Corporation classified pursuant to Article First of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Charter of the Corporation.

THIRD: Immediately prior to the effectiveness of these Articles Supplementary of the Corporation, the Corporation had authority to issue six hundred million (600,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), classified as follows:

Previous Classification of Shares

Name of Portfolio	Class Designation	Number of Shares Classified
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Dow Jones Wilshire 5000 Index Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
	Horace Mann Class Shares	10,000,000
	Qualified Class Shares	10,000,000

Unclassified		80,000,000

		600,000,000

As supplemented hereby, the Corporation’s Articles of Incorporation authorize the issuance of six hundred million (600,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), classified as follows:

Current Classification of Shares

Name of Portfolio	Class Designation	Number of Shares Classified
Large Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Large Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Small Company Growth Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Name of Portfolio	Class Designation	Number of Shares Classified
Small Company Value Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000

Dow Jones Wilshire 5000 Index Portfolio	Investment Class Shares	50,000,000
	Institutional Class Shares	50,000,000
	Qualified Class Shares	10,000,000
	Horace Mann Class Shares	10,000,000

130/30 Equity Core Fund	Investment Class Shares	40,000,000
	Institutional Class Shares	40,000,000

		600,000,000

FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of each class of the 130/30 Equity Core Fund (the “Portfolio”) shall be as set forth in Article Fifth (5) of the Corporation’s Articles of Incorporation, and shall be subject to all provisions of the Articles of Incorporation, relating generally to the Corporation’s Common Stock and to the following:

(1)	Assets of the Portfolio attributable to the Institutional Class shares (the “Institutional Class”) of the Portfolio and assets of the Portfolio attributable to the Investment Class shares (the “Investment Class”) of the Portfolio shall be invested in the same investment portfolio, together with any other class of shares of the Portfolio.

(2)

As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Institutional Class and the Investment Class of the Portfolio, respectively, shall be determined separately from each other and from those attributable to any other class of shares of the Portfolio or of the Corporation and, accordingly, the net asset values, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Portfolio or the Corporation to holders of shares of the various classes may vary between and among the classes. Except for these differences, and certain other differences set forth hereinafter or elsewhere in the Charter of the Corporation, the

Institutional Class and the Investment Class of the Portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(3)	The dividends and distributions of investment income and capital gains with respect to the Institutional Class and the Investment Class of the Portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between and among the classes of shares of the Portfolio to reflect differing allocations of the expenses and liabilities of the Corporation among the classes of shares of the Portfolio and any resultant differences between the net asset values per share of the respective classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, capital gains and losses, and expenses and liabilities of the Portfolio and the Corporation between and among the classes of shares of the Portfolio and any other class of the Corporation’s shares shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(4)	Except as may otherwise be required by law, the holders of the Institutional Class and the Investment Class shares, respectively, of the Portfolio shall each have (i) except as set forth below, the same voting rights as the holders of other classes of shares of the Portfolio, (ii) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Institutional Class and Investment Class shares, respectively, of the Portfolio, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Plan”), applicable to the Institutional Class and the Investment Class shares, respectively, of the Portfolio, (iii) no voting rights with respect to the provisions of any Plan applicable solely to one or more other classes of shares of the Portfolio or of the Corporation, or with respect to any other matter submitted to a vote of stockholders that does not affect holders of the Institutional Class or the Investment Class shares, as the case may be, of the Portfolio, and (iv) to the extent required by law, separate voting rights with respect to any matters submitted to a vote of stockholders.

IN WITNESS WHEREOF, Wilshire Mutual Funds, Inc. has caused these Articles Supplementary to be signed, and witnessed, in its name and on its behalf by its undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: August 24, 2007

WILSHIRE MUTUAL FUNDS, INC.

By:	/s/ Lawrence E. Davanzo
Name:	Lawrence E. Davanzo
Title:	President

WITNESS:

By:	/s/ Helen Webb Thompson
Name:	Helen Webb Thompson
Title:	Secretary

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